UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2018 (March 16, 2018)

Commission File No. 333-177786

REBEL GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Florida	45-3360079
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

7500A Beach Road, Unit 12-313, The Plaza Singapore 199591	+6562941531
(Address of Principal Executive Offices and Zip Code)	(Registrant’s Telephone Number, Including Area Code)

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Rebel Group, Inc., a Florida corporation (the “Company”), entered into a Subscription Agreement with Shaw Chai Li Howard, a third party investor (the “Investor”) as of March 16, 2018 (the “Subscription Agreement”). The Investor is expected to remit three equal installments in the amount of $1 million each, and $3 million in the aggregate, in exchange for such numbers of the Company’s common stock as determined pursuant to the terms and conditions of the Subscription Agreement. Pursuant to the Subscription Agreement, all three installments are expected to be remitted prior to December 31, 2018.

The foregoing description of the terms of the Subscription Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Subscription Agreement, which is expected to be filed as an exhibit to the Company’s upcoming periodic report.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure set forth above under Item 1.01 (Entry into a Material Definitive Agreement) above is incorporated by reference into this Item 3.02. Upon closing of the transactions underlying the above-referenced Subscription Agreement, all of the securities to be issued pursuant to the Subscription Agreement will be offered and issued in reliance upon the exemption from registration pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Regulation S promulgated thereunder.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REBEL GROUP, INC.

Date: March 22, 2018	By:	/s/ Justin Leong
Justin Leong
Chief Executive Office

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